AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 4, 1996.
 REGISTRATION NO. 33-




                                       SECURITIES AND EXCHANGE COMMISSION
                                       WASHINGTON, D.C.  20549




                                  FORM S-3
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933




                            THE ALLEN GROUP INC.
                       (Exact name of registrant as specified in its charter)


             DELAWARE                                    38-0290950
   (State or other jurisdiction                        (IRS Employer
  of incorporation or organization)                  Identification No.)


                                       25101 CHAGRIN BOULEVARD
                                     BEACHWOOD, OHIO 44122-5619
                                           (216) 765-5822
                         (Address, including ZIP code, and telephone number,
            including area code, of registrant's principal executive offices)

                                        MCDARA P. FOLAN, III
                                        THE ALLEN GROUP INC.
                                       25101 CHAGRIN BOULEVARD
                                     BEACHWOOD, OHIO  44122-5619
                                         (216) 765-5818
                       (Name, address, including ZIP Code, and
            telephone number, including area code, of agent for service)




                                             COPIES TO:

                                       MARY K. KRIGBAUM, ESQ.
                                           RUDNICK & WOLFE
                                203 NORTH LASALLE STREET, SUITE 1800
                                      CHICAGO, ILLINOIS  60601
                                           (312) 368-2181
                                     (312) 984-2299 (TELECOPIER)




                  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
 PUBLIC:
             FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.




   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

  If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /___________

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /__________

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /




                    CALCULATION OF REGISTRATION FEE

                                        PROPOSED MAXIMUM PROPOSED MAXIMUM
 TITLE OF SHARES         AMOUNT TO     AGGREGATE PRICE  AGGREGATE        AMOUNT OF
 TO BE REGISTERED(1)     BE REGISTERED PER UNIT{(2)}    OFFERING PRICE   REGISTRATION FEE
 Common Stock, par value
 $1.00 per share           83,964        $17.875          $1,500,857      $518.00
 Preferred Stock Purchase
 Rights                    37,783.8        N/A            N/A             N/A


 (1) Each share of Common Stock includes .45 of a Preferred Stock Purchase Right which, when exercisable, entitles the holder to purchase 0.01 of a share of Series B Junior Participating Preferred Stock of the Company. Such rights are not currently exercisable or transferable independently of the shares of Common Stock.
 (2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices per share of the Common Stock reported on the New York Stock Exchange Composite Tape on October 3, 1996.




   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
 SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
 SECTION 8(A), MAY DETERMINE.

 INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

           SUBJECT TO COMPLETION, DATED OCTOBER 4, 1996

                            PROSPECTUS

                          83,964 Shares

                       THE ALLEN GROUP INC.

                           Common Stock
                     PAR VALUE $1.00 PER SHARE

     This Prospectus relates to 83,964 outstanding shares ("Shares") of common stock, par value $1.00 per share ("Allen Common Stock"), of The Allen Group Inc., a Delaware corporation (the "Company"), which may hereafter be offered or sold from time to time for the account of persons named under the caption "Selling Stockholders". Each share of Allen Common Stock includes .45 of a Preferred Stock Purchase Right ("Preferred Stock Purchase Right") which, when exercisable, entitles the holder to purchase 0.01 of a share of Series B Junior Participating Preferred Stock of the Company. Such rights are not currently exercisable or transferable independently of the shares of Allen Common Stock.

     The Shares were issued in the merger ("Merger") of SSI Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company, with and into Signal Science, Incorporated, a California corporation ("Signal"), which occurred on September 20, 1996.

     The Shares may hereafter be offered or sold from time to time for the account of persons named under the caption "Selling Stockholders" on the New York Stock Exchange or the Pacific Stock Exchange, other stock exchanges, or otherwise, at prices and on terms then obtainable, in broker's transactions, special offerings, exchange distributions, negotiated transactions, block transactions, or otherwise. (See "Selling Stockholders" and "Plan of Distribution.") The Company will not realize any proceeds from any sale of the Shares.

     The Allen Common Stock is traded on the New York Stock Exchange and the Pacific Stock Exchange under the symbol ALN. On October 3, 1996, the last reported sale price of the Allen Common Stock on the New York Stock Exchange was $17.75.
                          ______________
     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION PASSED OR ANY STATE SECURITIES COMMISSION UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                          ______________

     No dealer, broker or other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering made hereby, and, if given or made, such information or representation must not be relied on as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy the securities to which it relates in any jurisdiction in which, or to any person to whom, it is unlawful to make such an offer or solicitation of an offer. Neither the delivery of this Prospectus nor any offer or sale made hereunder shall, under any circumstances, create any implication that there has been no change in the information set forth herein or in the affairs of the Company since the date hereof.

     Statements included in this Prospectus which are not historical in nature are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q contain certain detailed factors that could cause the Company's actual results to materially differ from forward-looking statements made by the Company.


                       AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and should also be available for inspection and copying at the regional offices of the Commission located at 75 Park Place, 14th Floor, New York, New York 10007 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements, and other information about the Company. The address of the Web site maintained by the Commission is "http://www.sec.gov". Such reports, proxy statements and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, and the offices of the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

     This Prospectus constitutes a part of a registration statement on Form S-3 (herein, together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed by the Company. This Prospectus does not contain all of the information set forth in the Registration Statement. For further information, reference is hereby made to the Registration Statement, including the financial schedules and exhibits filed or incorporated by reference as a part thereof, which may be examined at the Public Reference Room of the Commission in Washington, D.C., without charge, or copies of which may be obtained from the Commission upon payment of the prescribed fees. Statements contained herein concerning the provisions of documents filed herewith as exhibits are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

               INFORMATION INCORPORATED BY REFERENCE


     The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are hereby incorporated by reference into this Prospectus:

         (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

      (ii)     the Company's Quarterly Report on Form 10-Q for the quarter
               ended   March 31, 1996;

     (iii) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996;

      (iv) Form 8-A, dated January 19, 1988, registering the Company's Preferred Stock Purchase Rights;

       (v)     the Company's Current Report on Form 8-K dated September 4,
               1996; and

      (vi)     the Company's Current Report on Form 8-K dated September 30,
               1996.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering of shares of Allen Common Stock made hereby are hereby incorporated by reference, and such documents are deemed to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner of shares of Signal, to whom a copy of this Prospectus is delivered, upon the oral or written request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference in such information). Such request should be directed to the Corporate Secretary, The Allen Group Inc., 25101 Chagrin Boulevard, Beachwood, Ohio 44122-5619 (telephone (216) 765-5822).

                            THE COMPANY


     The Company consists of two segments: mobile communications and centralized automotive emissions testing. Allen Telecom Group, Inc., along with its Italian subsidiary FOR. E.M. S.p.A and its subsidiary, Mikom G.m.b.H., are leading equipment suppliers of systems expansion, site management and mobile and base station antenna products to the worldwide wireless two-way communications market. The Company's Comsearch business is a leading supplier of frequency planning and coordinating as well as system design and engineering services for the current wireless markets and the emerging personal communications system opportunities. Through its MARTA Technologies, Inc. subsidiary, the Company operates centralized automotive emissions testing programs. Signal, the subsidiary of the Company acquired in the Merger, produces hardware and software products for radio communications applications.

     The Company's principal executive offices are located at 25101 Chagrin Boulevard, Beachwood, Ohio 44122-5619 (telephone (216) 765-5800). Other information concerning the Company's management, business, securities, and results of operations is incorporated by reference from its reports filed with the Commission. (See "Information Incorporated by Reference.")


                 DESCRIPTION OF ALLEN COMMON STOCK

     The Company is authorized to issue 50,000,000 shares of Allen Common Stock, par value $1.00 per share. The outstanding Allen Common Stock is fully paid and non-assessable. As of July 31, 1996, there were 26,635,309 shares of Allen Common Stock issued and outstanding. Each holder of Allen Common Stock is entitled to one vote per share on all matters presented to the stockholders for action. There are no cumulative voting rights. Holders of Allen Common Stock are entitled to such dividends as the Board of Directors of the Company may declare out of funds legally available therefor and, upon dissolution or liquidation, to share ratably in the assets available for distribution to the holders of Allen Common Stock after the payment of all prior claims and the liquidation rights of the holders of any shares of preferred stock of the Company that may be outstanding. The Board of Directors of the Company has adopted a resolution suspending the payment of dividends indefinitely. Holders of Allen Common Stock do not have preemptive rights to subscribe for any securities of the Company.

     In 1988, the Board of Directors of the Company issued, as a dividend, one preferred stock purchase right ("Purchase Right") for each outstanding share of Allen Common Stock, subject to certain adjustments. As a result of a 10% stock dividend and a 2 for 1 stock split, each share of Allen Common Stock issued since the date of such dividend and stock split (including shares issued in connection with the Agreement of Merger) also includes .45 of a Preferred Stock Purchase Right.

     The Company's borrowing agreements do not contain any restriction on the payment of dividends on Allen Common Stock but include various restrictive covenants, as to, among other things, net worth, the purchase or redemption of the Company's stock and the disposition of the Company's assets not in the ordinary course of business. Under the most restrictive of these covenants, approximately $45 million was available for the payment of dividends on Allen Common Stock at June 30, 1996. However, as noted above, the Board of Directors of the Company has adopted a resolution suspending the payment of dividends indefinitely.

     ALLEN COMMON STOCK IS TRADED ON THE NEW YORK STOCK EXCHANGE AND THE PACIFIC STOCK EXCHANGE. ON OCTOBER 3, 1996, THE LAST REPORTED SALE PRICE OF ALLEN COMMON STOCK ON THE NEW YORK STOCK EXCHANGE COMPOSITE TAPE WAS $17.75 PER SHARE.

     Harris Trust Company of New York, located in New York, is the Transfer Agent and Registrar for the Common Stock.

                       SELLING STOCKHOLDERS

     The Shares may be offered from time to time for the account of the Selling Stockholders whose names are set forth in the table below. The table sets forth information as of September 20, 1996 with respect to the beneficial ownership of the Shares by the Selling Stockholders.


                         NO. OF         NO. OF         NO. OF
                      SHARES OWNED   SHARES WHICH   SHARES WHICH
                        PRIOR TO        MAY BE      MAY BE OWNED
     NAME               OFFERING        OFFERED    AFTER OFFERING


 Aaron C. Anderer(1)       --             30             --
 Courtney Andrews Gartin(1)  --           51             --
 Teri L. Archer(1)         --             687            --
 Daniel R. Beitel(1)       --             601            --
 Stanley R. Berckmoes(1)   --             655            --
 Denise M. Brandalise(1)   --             372            --
 Neal A. Buren(1)          --             845            --
 Anita S. Chase(1)         --             718            --
 Kenton S. Day(1)          --            8,491           --
 Richard G. Donald         --            2,912           --
 Everen Clearing Corp., Custodian
     FBO Anita S. Chase - IRA --         2,449           --
 Everen Clearing Corp., Custodian
     FBO Kenton S. Day - IRA --          8,394           --
 Everen Clearing Corp., Custodian
     FBO Clark S. Ince - IRA --          2,034           --
 Everen Clearing Corp., Custodian
     FBO Barry J. Sudderth - IRA --      7,348           --
 Everen Clearing Corp., Custodian
     FBO Nita Mae Vorrath - IRA --       3,404           --
 Robert W. Gardner(1)      --             581            --
 Daniel J. Geisler(1)      --            2,541           --
 Larry K. Harper(1)        --            1,091           --
 Clark S. Ince(1)          --            1,213           --
 Julia Julien(1)           --             88             --
 Robert F. Julien(1)       --             105            --
 Gary R. Kenworthy(1)      --            1,227           --
 Carolyn T. Koenig(1)      --             812            --
 G. Lund(1)                --             96             --
 Kevin S. Nakagawa(1)      --             843            --
 Robert Nii(1)             --            1,249           --
 William Oatman(1)         --             943            --
 Irene C. Paio(1)          --             467            --
 William J. Phillips
     and Vanita M. Phillips(1) 100       2,171           100
 Signal Science, Incorporated Employee
     Stock Ownership Plan and Trust(2) -- 33,867         --
 Gary W. Stockton(1)       --            1,169           --
 Barry J. Sudderth(1)      --            1,340           --
 Lance K. Uyehara(1)       --             818            --
 Nita M. Vorrath(1)        --             876            --
 Linda J. Wood(1)          --             81             --
 Jerome C. Woodard         --           13,531           --
 Patrick L. S. Young(1)    --             195            --
 Robin Y. K. Young(1)      --             859            --
 _______________
 (1) Includes shares held by the Signal Science, Incorporated Employee Stock Ownership Plan and Trust ("ESOP") which have been allocated to such individual's account and are therefore beneficially owned by such individual.
 (2) Includes 11,497 shares which as of August 30, 1996 have not been allocated to an individual's account. It is anticipated that the ESOP will be terminated by September, 1997, at which time any unallocated shares will be allocated among the beneficiaries of the ESOP in accordance with the terms of the ESOP.

     Each of the individuals named above is, or during the past three years has been, a director, officer or employee of Signal Science, Incorporated.

     Whenever an offering of Shares is to be made pursuant to this Prospectus by a Selling Stockholder whose name does not appear herein, a supplement will be affixed to copies of this Prospectus setting forth the Selling Stockholder's name, the number of Shares beneficially owned by such Selling Stockholder prior to such offering, the number of Shares so offered for the Selling Stockholder's account, and the number of Shares to be beneficially owned by such Selling Stockholder after the sale of the Shares so offered.

     The Company will not realize any proceeds from any sale of Shares by the Selling Stockholders.

     Pursuant to Shareholders' Agreements entered into with the holders of the Shares, the Company has agreed to maintain the effectiveness of the registration statement of which this Prospectus is a part until September 20, 1998.


                       PLAN OF DISTRIBUTION


     The Selling Stockholders may offer and sell Shares by means of the Prospectus from time to time in one or more transactions, directly by the Selling Stockholders, or through agents, dealers or brokers to be designated from time to time; such offers and sales may be effected over any national securities exchange or automated interdealer quotation system on which shares of Allen Common Stock are then listed, in negotiated off-exchange transactions or in a combination of such methods of sale; the selling price of the Shares may be at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices; and the Shares may also be offered in coordinated block transactions through underwriters, dealers or agents, or otherwise who may receive compensation in the form of underwriting or brokerage discounts, concessions or commissions from the Selling Stockholders or the purchasers of such Shares for whom they may act as agents. In certain states, the Selling Stockholders may be required to offer and sell Shares only through brokers and dealers registered in such states.

     The Selling Stockholders and any brokers or dealers that act in connection with the sale of Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the sale of Shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act.

     The Company will pay all of the expenses of the preparation, printing and filing of the Registration Statement, any amendments or supplements thereto, and prospectuses and revised prospectuses as required to cover the transactions covered hereby, as well as the Company's fees and disbursements of its counsel and accountants relating to the Registration Statement, but the Company is not obligated to pay any underwriting discounts and commissions, brokers' commissions or charges, or other costs arising in the marketing of the Shares or the legal fees and expenses of the Selling Stockholders.

     The Selling Stockholders may also resell Shares in open market transactions pursuant to the resale provisions of Rule 144 under the Securities Act or in transactions otherwise permitted under the Securities Act.


                           LEGAL OPINION

     An opinion with respect to the legality of the Shares is being given by Rudnick & Wolfe, 203 North LaSalle Street, Chicago, Illinois 60601, counsel for the Company.


                              EXPERTS

     The consolidated financial statements of the Company incorporated in this Prospectus by reference to the Annual Report on Form 10-K of the Company as of December 31, 1995 and 1994 and for each of the fiscal years in the three-year period ended December 31, 1995, have been so incorporated in reliance on the report of Coopers & Lybrand L.L.P., independent certified public accountants, given upon their authority as experts in auditing and accounting.

                              PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

 Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth expenses to be incurred in connection with the issuance and distribution of the securities being registered hereby:

      S.E.C. registration fee      $  518

     *Legal fees and expenses      $5,000

     *Miscellaneous                $  500

               Total               $6,018

 ________________
 *   Estimated.
     The Company will pay all of the expenses of the preparation, printing and filing of the Registration Statement, any amendments or supplements thereto, and prospectuses and revised prospectuses as required to cover the transactions covered hereby, as well as the Company's fees and disbursements of its counsel and accountants relating to the Registration Statement, but the Selling Stockholders will bear their pro rata portion of any underwriting discounts and commissions, brokers' commissions or charges, or other costs arising in the marketing of the Shares and their own legal fees and expenses.

 Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article Seven of the Company's Restated Certificate of Incorporation, as amended, and the Company's By-Laws, as amended, provide for indemnification of directors and officers to the extent permitted from time to time by the General Corporation Law of the State of Delaware. While liability of directors for monetary damages for breach of fiduciary duties as a director has been eliminated, equitable remedies such as injunctive relief or rescission remain available. Such provisions do not eliminate or limit liability of a director for: (i) any breach of a director's duty of loyalty to the Company or its stockholders; (ii) acts not in good faith or which involve intentional misconduct or knowing violation of law; (iii) authorizations of the payment of an illegal dividend or a stock repurchase; or (iv) a transaction from which a director derives an improper personal benefit.

     Section 145 of the General Corporation Law of the State of Delaware authorizes indemnification of directors, officers, employees and agents of the Company; allows the advancement of costs of defending against litigation; and permits companies incorporated in Delaware to purchase insurance on behalf of directors, officers, employees and agents against liabilities whether or not in the circumstances such companies would have the power to indemnify against such liabilities under the provisions of the statute.

     The Company has provided liability insurance for its directors and officers for certain losses arising from claims or charges made against them while acting in their capacities of directors or officers of the Company.

     The Company has entered into indemnification agreements in the form described below with each person who is currently a member of the Board of Directors of the Company and with certain officers of the Company designated by the Board of Directors and will enter into such agreements, from time to time, with persons who in the future become directors or certain officers of the Company. Such indemnification agreements provide for indemnification against any and all expenses (including attorneys' fees and all other costs and obligations) incurred in connection with investigating, defending, being a witness or participating in (including an appeal), or preparing to defend, be a witness in or participate in, any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (collectively an "Action"), as well as any and all judgments, fines, penalties, and amounts paid in settlement (including all interest, assessments, and other charges paid or payable in connection therewith) of any Action, by reason of the fact that such director or officer is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise. Indemnification would not, however, be available under such agreements if a person or body appointed by the Board of Directors of the Company who is not a party to the Action for which indemnification is sought and who may be or consist of one or more members of the Board of Directors (or, under certain circumstances discussed below, independent legal counsel) determines that such indemnification is not permitted under applicable law and such determination is not successfully challenged before a court. A director or officer would also not be entitled to indemnification under such agreements in connection with a proceeding initiated by such director or officer prior to a Change in Control (as defined in such agreements), unless such proceeding was authorized or consented to by the Board of Directors. The indemnification agreements also provide for the prompt advancement of all expenses in connection with any Action, subject to reimbursement if it is subsequently determined that the director or officer is not entitled to indemnification. After a Change in Control (as defined in such agreements) which has not been approved by the Board of Directors of the Company, all determinations to be made by or on behalf of the Company with respect to a director's or officer's right to indemnification and to the advancement of expenses are required to be made by independent legal counsel to be selected by the director or officer and approved by the Board (which approval cannot unreasonably be withheld), in order to ensure that such determination will not be made by a potentially hostile board. Under such agreements, the Company has the burden of proving that the director or officer is not entitled to indemnification in any particular case, and such agreements negate certain presumptions which might otherwise be drawn against a director or officer in certain circumstances. The indemnification agreements also provide that all legal actions brought against the director or officer by or in the right of the Company must be brought within a period of two years from the date of the accrual of such actions (or any shorter period that would otherwise be applicable). Further, if the Company pays a director or officer pursuant to the indemnification agreements, the Company will be subrogated to such director's or officer's rights to recover from third parties. The indemnification agreements provide that a director's or officer's rights under such agreement are not exclusive of any other indemnification rights he or she may have under any provision of law, the Company's Certificate of Incorporation or By-Laws, or otherwise, but do prevent double payments.

 Item 16.  EXHIBITS.

 EXHIBIT            EXHIBIT
 NUMBER             DESCRIPTION

 3.1 Specimen Certificate of Common Stock (Filed as Exhibit Number 4.1 to Registrant's Registration Statement on Form S-3, Registration Number 33-48545 and incorporated herein by reference).

 3.2 Restated Certificate of Incorporation (Filed as Exhibit Number 3(a) to Registrant's Form 10-K Annual Report for the fiscal year ended December 31, 1984 (Commission file number 1-6016) and incorporated herein by reference).

 3.3 Certificate of Amendment of Restated Certificate of Incorporation (Filed as Exhibit Number 3(c) to Registrant's Form 10-K Annual Report for the fiscal year ended December 31, 1987 (Commission file number 1-
                    6016) and incorporated herein by reference).

 3.4 Certificate of Designation, Preferences and Rights of Series B Junior Participating Preferred Stock (Filed as Exhibit Number 3(e) to Registrant's Form 10-K Annual Report for the fiscal year ended December 31, 1987 (Commission file number 1-6016) and incorporated herein by reference).

 3.5 Certificate of Amendment of Restated Certificate of Incorporation (filed as Exhibit Number 3(g) to Registrant's Form 10-K Annual Report for the fiscal year ended December 31, 1993 (Commission file number 1-6016) and incorporated herein by reference).

 3.6 By-Laws, as amended through September 10, 1992 (Filed as Exhibit Number 3(g) to Registrant's Form 10-K Annual Report for the fiscal year ended December 31, 1992 (Commission file number 1-6016) and incorporated herein by reference).

 4.1 Rights Agreement, dated as of January 7, 1988, between the Registrant and Manufacturers Hanover Trust Company (Filed as Exhibit Number 4 to Registrant's Form 8-K Current Report dated January 7, 1988 (Commission file number 1-6016) and incorporated herein by reference).

 4.2 Credit Agreement, dated as of December 18, 1995, among Registrant, MARTA Technologies, Inc., the Banks signatories thereto, and Bank of Montreal, as agent (Filed as Exhibit Number 4(b) to Registrant's Form 10-K Annual Report for the fiscal year ended December 31, 1995 (Commission file number 1-6016) and incorporated herein by reference).

                    Additional information concerning Registrant's long-term debt is set forth in Note 2, "Financing," of the Notes to Consolidated Financial Statements on pages 20 to 21 of Registrant's 1995 Annual Report to Stockholders, a copy of which is filed as Exhibit 13 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, incorporated herein by reference. Other than the Credit Agreement referred to above, no instrument defining the rights of holders of such long-term debt relates to securities having an aggregate principal amount in excess of 10% of the consolidated assets of Registrant and its subsidiaries; therefore, in accordance with paragraph (iii) of Item 4 of Item 601(b) of Regulation S-K, the other instruments defining the rights of holders of long-term debt are not filed herewith. Registrant hereby agrees to furnish a copy of any such other instrument to the Securities and Exchange Commission upon request.

 4.3 First Amendment to Credit Agreement dated as of August 14, 1996 among Registrant, MARTA Technologies, Inc., the Banks signatory thereto, Bank of America Illinois as Co-Agent and Bank of Montreal as Agent.

  5                 Form of Opinion of Rudnick & Wolfe.

 24.1 Consent of Rudnick & Wolfe (included in their opinion filed as Exhibit 5).

 24.2               Consent of Coopers & Lybrand L.L.P.

 25 Power of Attorney by the Directors and certain officers of The Allen Group Inc.

 Item 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes: (i) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (ii) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on October 4, 1996.

 THE ALLEN GROUP INC.
 (Registrant)


 By:  /S/  ROBERT A. YOUDELMAN
     Robert A. Youdelman,
     Senior Vice-President and Principal Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


  SIGNATURE              TITLE                       DATE

 Robert G. Paul*    Director, President and       September 12, 1996
                    Chief Executive Officer
                    (Principal Executive Officer)
 Robert A. Youdelman* Senior Vice President - Finance September 12, 1996
                    (Principal Financial Officer)
 James L. LePorte*  Vice President and Controller  September 12, 1996
                    (Principal Accounting Officer)
 George A. Chandler*  Director                    September 12, 1996
 Philip W. Colburn*  Chairman of the Board and Director September 12, 1996
 William O. Hunt*   Director                      September 12, 1996
 J. Chisholm Lyons*  Director                     September 12, 1996
 John F. McNiff*    Director                      September 12, 1996
 Charles W. Robinson* Director                    September 12, 1996
 William M. Weaver, Jr.* Director                 September 12, 1996



 *By:  /S/  ROBERT A. YOUDELMAN
    Robert A. Youdelman
    Individually and as Attorney-in-Fact

                           EXHIBIT INDEX


 EXHIBIT  EXHIBIT
 NUMBER   DESCRIPTION

 3.1 Specimen Certificate of Common Stock (Filed as Exhibit Number 4.1 to Registrant's Registration Statement on Form S-3, Registration Number 33-48545 and incorporated herein by reference).

 3.2 Restated Certificate of Incorporation (Filed as Exhibit Number 3(a) to Registrant's Form 10-K Annual Report for the fiscal year ended December 31, 1984, (Commission file number 1-6016) and incorporated herein by reference).

 3.3 Certificate of Amendment of Restated Certificate of Incorporation (Filed as Exhibit Number 3(c) to Registrant's Form 10-K Annual Report for the fiscal year ended December 31, 1987 (Commission file number 1-
                    6016) and incorporated herein by reference).

 3.4 Certificate of Designation, Preferences and Rights of Series B Junior Participating Preferred Stock (Filed as Exhibit Number 3(e) to Registrant's Form 10-K Annual Report for the fiscal year ended December 31, 1987 (Commission file number 1-6016) and incorporated herein by reference).

 3.5 Certificate of Amendment of Restated Certificate of Incorporation (filed as Exhibit Number 3(g) to Registrant's Form 10-K Annual Report for the fiscal year ended December 31, 1993 (Commission file number 1-6016) and incorporated herein by reference).

 3.6 By-Laws, as amended through September 10, 1992 (Filed as Exhibit Number 3(g) to Registrant's Form 10-K Annual Report for the fiscal year ended December 31, 1992 (Commission file number 1-6016) and incorporated herein by reference).

 4.1 Rights Agreement, dated as of January 7, 1988, between the Registrant and Manufacturers Hanover Trust Company (Filed as Exhibit Number 4 to Registrant's Form 8-K Current Report dated January 7, 1988 (Commission file number 1-6016) and incorporated herein by reference).

 4.2 Credit Agreement, dated as of December 18, 1995, among Registrant, MARTA Technologies, Inc., the Banks signatories thereto, and Bank of Montreal, as agent (Filed as Exhibit Number 4(b) to Registrant's Form 10-K Annual Report for the fiscal year ended December 31, 1995 (Commission file number 1-6016) and incorporated herein by reference).

                    Additional information concerning Registrant's long-term debt is set forth in Note 2, "Financing," of the Notes to Consolidated Financial Statements on pages 20 to 21 of Registrant's 1995 Annual Report to Stockholders, a copy of which is filed as Exhibit 13 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, incorporated herein by reference. Other than the Credit Agreement referred to above, no instrument defining the rights of holders of such long-term debt relates to securities having an aggregate principal amount in excess of 10% of the consolidated assets of Registrant and its subsidiaries; therefore, in accordance with paragraph (iii) of Item 4 of Item 601(b) of Regulation S-K, the other instruments defining the rights of holders of long-term are not filed herewith. Registrant hereby agrees to furnish a copy of any such other instrument to the Securities and Exchange Commission upon request.

 4.3 First Amendment to Credit Agreement dated as of August 14, 1996 among Registrant, MARTA Technologies, Inc., the Banks signatory thereto, Bank of America Illinois as Co-Agent and Bank of Montreal as Agent.

  5                 Form of Opinion of Rudnick & Wolfe.

 24.1 Consent of Rudnick & Wolfe (included in their opinion filed as Exhibit 5).

 24.2               Consent of Coopers & Lybrand L.L.P.

 25 Power of Attorney by the Directors and certain officers of The Allen Group Inc.